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                                 GSE SYSTEMS, INC.                 EXHIBIT 11.1

                                   FORM 10-K

                      FOR THE YEAR ENDED DECEMBER 31, 1996




             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


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                                                                                                              FOR THE PERIOD
                                                                                          YEAR ENDED             APRIL 14
                                                                                          DECEMBER 31,           THROUGH
                                                                                          -----------          DECEMBER 31,
                                                                                                               ------------
                                                                                       1996           1995          1994
                                                                                       ----           ----          ----

   Net income before preferred dividend.......................................         $ 4,143       $ 3,676       $   953

   Preferred dividend.........................................................              --            --           (76)
                                                                                       -------       -------       -------

   Net income available to common shares......................................         $ 4,143       $ 3,676       $   877
                                                                                       =======       =======       =======

   Weighted averaged common shares outstanding................................           5,066         4,049         3,341

   Dilutive effect of common stock equivalents
       - stock options........................................................               7            10            --
                                                                                       -------       -------       -------

   Total shares used for earnings per share...................................           5,073         4,059         3,341
                                                                                       =======       =======       =======

   Earnings per share.........................................................         $   .82       $   .91       $  0.26
                                                                                       =======       =======       =======
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